EXHIBIT 14(a)(4)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-34233, 33-46861, 33-87614, 33-97622, 33-97624, and 33-39364 of Scitex Corporation Ltd. (“Scitex”) on Form S-8 of our report on the financial statements of Scitex Vision America, Inc. (a wholly owned subsidiary of Scitex Vision Ltd.) dated February 7, 2005, appearing in this Annual Report on Form 20-F/A of Scitex for the year ended December 31, 2004.

/s/ Frazier & Deeter, LLC —————————————— Frazier & Deeter, LLC

Atlanta, Georgia, United States
September 19, 2005